October 4, 1996

     The companies listed on
      Schedule A hereto
     c/o Harvard Industries, Inc.
     2025 North Rocky Point Drive
     Suite 960
     Tampa, Florida 33607

     Gentlemen:

               Reference is made to the Financing Agreement dated the date hereof (the "Financing Agreement") among The CIT Group/Business Credit, Inc., a New York corporation ("CITBC"), as Lender and as Agent for the Lenders becoming a party to the Financing Agreement pursuant to Section 14, Paragraph 9 thereof, and Harvard Industries, Inc., a Florida corporation, The Kingston-Warren Corporation, a New Hampshire corporation, Harman Automotive, Inc., a Michigan corporation, Hayes-Albion Corporation, a Michigan corporation, and Doehler-Jarvis, Inc., a Delaware corporation, Doehler-Jarvis Greeneville, Inc., a Delaware corporation, Doehler-Jarvis Pottstown, Inc., a Delaware corporation, Doehler-Jarvis Technologies, Inc., a Delaware corporation, and Doehler-Jarvis Toledo, Inc., a Delaware corporation.

               This is the Agent Fee Letter referred to in the Financing Agreement. Terms used but not defined in this letter are used with the meanings assigned to them in the Financing
     Agreement.

               The parties have agreed that the interest rates and fees to be charged in connection with the financing be set forth in this letter (the "Agent Fee Letter"). It is expressly understood and agreed that: (a) this Agent Fee Letter is an integral part of the financing, (b) the Financing Agreement will not be executed by CITBC without the simultaneous execution of this Agent Fee Letter by the Companies, and (c) the Financing Agreement may not be read or interpreted by itself.

               The following provisions are part of the financing as set forth in the Financing Agreement:

               (a) The Applicable Base Rate Margin is one and one-half percent (1.5%).

               (b) The Applicable Eurodollar Rate Margin is three and one-half percent (3.5%).

               (c) The Applicable Term Loan Margin is one and three-fourths percent (1.75%).

               (d) The Revolving Line of Credit Fee, calculated and payable in accordance with the provisions of the Financing Agreement, is one-half percent (0.5%) per annum.

               (e) The Agent Fee is $150,000 per annum, which shall be paid to the Agent in accordance with Section 8, Paragraph 9 of the Financing Agreement.

               (f) The Loan Facility Fee is $1,500,000 payable in accordance with the provisions of the Financing Agreement.

               Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed original of this Agent Fee Letter.

                                   Very truly yours,

                                   THE CIT GROUP/BUSINESS CREDIT, INC.

                                   By: /s/ Eric Miller
                                       ____________________________
                                   Title:  Vice President


     Accepted and Agreed to:

     The Companies listed on
      Schedule A hereto

     By  /s/ Joseph Gagliardi
     Title: Vice President and Chief Financial Officer




                                 Schedule A

     Harvard Industries, Inc.
     The Kingston-Warren Corporation
     Harman Automotive, Inc.
     Hayes-Albion Corporation
     Doehler-Jarvis, Inc.
     Doehler-Jarvis Greeneville, Inc.
     Doehler-Jarvis Pottstown, Inc.
     Doehler-Jarvis Technologies, Inc.
     Doehler-Jarvis Toledo, Inc.